                                                                    Exhibit 99.1

                          RIVIERA HOLDINGS CORPORATION
                         2901 Las Vegas Boulevard South
                               Las Vegas NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com

FOR FURTHER INFORMATION

AT THE COMPANY                                 INVESTOR RELATIONS
Mark Lefever, Treasurer and CFO                Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
EMAIL:  MLEFEVER@THERIVIERA.COM                EMAIL: BETSYTRUAX_HARTMAN@MSN.COM

FOR IMMEDIATE RELEASE:

                    RIVIERA ANNOUNCES THE RE-ELECTION OF ITS
                               BOARD OF DIRECTORS

Las Vegas,  NV (May 15,  2007) - At the annual  shareholders  meeting of Riviera
Holdings  Corporation  (AMEX:  RIV) held this morning,  approximately 90% of the voting  shareholders voted to re elect William L. Westerman,  Jeffrey A. Silver,
Paul A. Harvey, Vincent L. DiVito and James N. Land, Jr.

      William  Westerman,  Chairman  of the Board of the  Company,  stated,  "We believe that today  shareholders  re-affirmed their faith in not only the Board, but also the Board's commitment to maximizing  shareholder value and its ability to  provide  a fair and  level  playing  field  for all  eligible  buyers of the
Company. We believe that the Board's re-election, together with the retention of
Jeffries  &  Company  as the  Company's  financial  advisor,  is a key  step  in
Riviera's  exploration of strategic  alternatives  for the Company,  including a sale of the entire Company."

      ABOUT RIVIERA HOLDINGS:

      Riviera  Holdings  Corporation  owns and  operates  the Riviera  Hotel and
Casino on the Las Vegas Strip and the  Riviera  Black Hawk Casino in Black Hawk,
Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.
For   additional   information,   please   visit  the   Company's   website   at
www.rivierahotel.com.